Exhibit 99.1
PepsiCo Reports First-Quarter 2022 Results; Updates Full-Year Outlook
Reported (GAAP) First-Quarter 2022 Results

First-Quarter
Net revenue growth	9.3%
Foreign exchange impact on net revenue	(1)%
Earnings per share (EPS)	$3.06
EPS change	148%
Foreign exchange impact on EPS	(1)%
Organic/Core (non-GAAP)1 First-Quarter 2022 Results

First-Quarter
Organic revenue growth	13.7%
Core EPS	$1.29
Core constant currency EPS change	7%
PURCHASE, N.Y. - April 26, 2022 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the first quarter 2022.
“I am very proud of how our people and business have performed while operating in a dynamic and complex environment due to the ongoing deadly conflict in Ukraine. The humanitarian impact is especially tragic and beyond what words can describe. Our priority continues to be the safety, well-being, and security of our Ukrainian associates and we join all those praying for peace,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “For the first quarter, we delivered strong results which reflect our presence in growing, global categories and the investments we have made towards becoming an even Faster, even Stronger, and even Better company with PepsiCo Positive (pep+) at the center of everything we do. Given the strength and resilience of our businesses to date, while reflecting higher than expected input cost inflation for the balance of 2022, we now expect our full-year organic revenue to increase 8 percent (previously 6 percent) and we continue to expect core constant currency earnings per share to increase 8 percent.

Looking ahead, we will focus on controlling what we can, such as enhancing our focus on productivity and sharpening our revenue management capabilities, while also continuing to make the necessary long-term investments to fortify our businesses and win in the marketplace.”

1Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic Revenue Growth,” “Core” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2022 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 weeks ended March 19, 2022 (Q1 2022 Form 10-Q) filed with the SEC for additional information regarding PepsiCo’s financial results.

Summary First-Quarter 2022 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Convenient Foods	Beverages
Frito-Lay North America	14	—	—	14	1
Quaker Foods North America	11	—	—	11	(1.5)
PepsiCo Beverages North America	5.5	—	7	13		3
Latin America	19	3	1	22	4	7
Europe	—	8	2	11	1	(1)
Africa, Middle East and South Asia	14	2	2	18	10	7
Asia Pacific, Australia and New Zealand and China Region	8	1	0.5	9	(1)	15
Total	9	1	3	14	3	6

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	4.5	(1)	—	3
Quaker Foods North America	6	—	—	6
PepsiCo Beverages North America	839	(818)	—	21
Latin America	48	2	3.5	53
Europe	(204)	149	5	(50)
Africa, Middle East and South Asia	30	—	1.5	32
Asia Pacific, Australia and New Zealand and China Region	3	1	1	5
Corporate unallocated expenses	46	(8)	—	37
Total	128	(122)	1	6

EPS	148	(142)	1	7
(a)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic Revenue Growth,” “Core” and “Constant Currency.”

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
The Company now expects to deliver 8 percent organic revenue growth (versus our previous guidance of 6 percent) for fiscal year 2022.

Consistent with its previous guidance for 2022, the Company continues to expect:
•An 8 percent increase in core constant currency EPS;
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $7.7 billion, comprised of dividends of $6.2 billion and share repurchases of $1.5 billion.

In addition, the Company now expects a 2-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.

This assumption and the guidance above now imply 2022 core EPS of $6.63, a 6 percent increase compared to 2021 core EPS of $6.26.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on April 26, 2022, the Company will post prepared management remarks (in pdf format) of its first quarter 2022 results and business update, including its outlook for 2022, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on April 26, 2022, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended
	3/19/2022	3/20/2021
Net Revenue	$16,200	$14,820
Cost of sales	7,433	6,671
Gross profit	8,767	8,149
Selling, general and administrative expenses (a)	6,822	5,837
Gain associated with the Juice Transaction (b)	(3,322)	—
Operating Profit	5,267	2,312
Other pension and retiree medical benefits income	134	120
Net interest expense and other	(240)	(258)
Income before income taxes	5,161	2,174
Provision for income taxes	888	451
Net income	4,273	1,723
Less: Net income attributable to noncontrolling interests	12	9
Net Income Attributable to PepsiCo	$4,261	$1,714

Diluted
Net income attributable to PepsiCo per common share	$3.06	$1.24
Weighted-average common shares outstanding	1,391	1,387
(a)The increase in selling, general and administrative expenses for the 12 weeks ended March 19, 2022, as compared to the 12 weeks ended March 20, 2021, primarily reflects higher selling and distribution costs.
(b)In the 12 weeks ended March 19, 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for approximately $3.5 billion in cash and a 39% noncontrolling interest in a newly formed joint venture operating across North America and Europe (Juice Transaction).

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended
	3/19/2022	3/20/2021
Net Revenue
Frito-Lay North America	$4,839	$4,236
Quaker Foods North America	713	646
PepsiCo Beverages North America	5,353	5,074
Latin America	1,474	1,242
Europe	1,797	1,795
Africa, Middle East and South Asia	1,004	883
Asia Pacific, Australia and New Zealand and China Region	1,020	944
Total	$16,200	$14,820

Operating Profit
Frito-Lay North America	$1,296	$1,240
Quaker Foods North America	159	150
PepsiCo Beverages North America	3,434	366
Latin America	323	218
Europe	(136)	131
Africa, Middle East and South Asia	180	138
Asia Pacific, Australia and New Zealand and China Region	215	208
Corporate unallocated expenses	(204)	(139)
Total	$5,267	$2,312

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	12 Weeks Ended
	3/19/2022	3/20/2021
Operating Activities
Net income	$4,273	$1,723
Depreciation and amortization	555	560
Gain associated with the Juice Transaction	(3,322)	—
Brand portfolio impairment charges	241	—
Russia-Ukraine conflict charges	241	—
Operating lease right-of-use asset amortization	103	99
Share-based compensation expense	81	79
Restructuring and impairment charges	27	43
Cash payments for restructuring charges	(32)	(49)
Acquisition and divestiture-related charges	56	(10)
Cash payments for acquisition and divestiture-related charges	(17)	(7)
Pension and retiree medical plan (income)/expense	(1)	21
Pension and retiree medical plan contributions	(178)	(413)
Deferred income taxes and other tax charges and credits	257	108
Change in assets and liabilities:
Accounts and notes receivable	(837)	(455)
Inventories	(549)	(397)
Prepaid expenses and other current assets	(190)	(210)
Accounts payable and other current liabilities	(1,238)	(1,906)
Income taxes payable	489	227
Other, net	(133)	(132)
Net Cash Used for Operating Activities	(174)	(719)

Investing Activities
Capital spending	(522)	(471)
Sales of property, plant and equipment	3	5
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(13)	(13)
Proceeds associated with the Juice Transaction	3,456	—
Other divestitures and sales of investments in noncontrolled affiliates	5	35
Short-term investments, by original maturity:
More than three months - maturities	—	535
Three months or less, net	22	3
Other investing, net	4	—
Net Cash Provided by Investing Activities	2,955	94
(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	12 Weeks Ended
	3/19/2022	3/20/2021
Financing Activities
Payments of long-term debt	(1,251)	(1)
Short-term borrowings, by original maturity:
More than three months - proceeds	559	—
More than three months - payments	—	(396)
Three months or less, net	647	53
Cash dividends paid	(1,505)	(1,429)
Share repurchases - common	(193)	(106)
Proceeds from exercises of stock options	49	62
Withholding tax payments on restricted stock units and performance stock units converted	(85)	(71)
Other financing	(1)	—
Net Cash Used for Financing Activities	(1,780)	(1,888)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(17)	(10)
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	984	(2,523)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,707	8,254
Cash and Cash Equivalents and Restricted Cash, End of Period	$6,691	$5,731

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$100	$167

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	3/19/2022	12/25/2021
ASSETS
Current Assets
Cash and cash equivalents	$6,561	$5,596
Short-term investments	343	392
Accounts and notes receivable, net	9,424	8,680
Inventories:
Raw materials and packaging	2,017	1,898
Work-in-process	154	151
Finished goods	2,591	2,298
	4,762	4,347
Prepaid expenses and other current assets	1,252	980
Assets held for sale	—	1,788
Total Current Assets	22,342	21,783
Property, Plant and Equipment, net	22,017	22,407
Amortizable Intangible Assets, net	1,497	1,538
Goodwill	18,112	18,381
Other Indefinite-Lived Intangible Assets	16,603	17,127
Investments in Noncontrolled Affiliates	3,595	2,627
Deferred Income Taxes	4,301	4,310
Other Assets	4,495	4,204
Total Assets	$92,962	$92,377

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$5,459	$4,308
Accounts payable and other current liabilities	20,365	21,159
Liabilities held for sale	—	753
Total Current Liabilities	25,824	26,220
Long-Term Debt Obligations	34,590	36,026
Deferred Income Taxes	5,072	4,826
Other Liabilities	9,156	9,154
Total Liabilities	74,642	76,226
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,384 and 1,383 shares, respectively)	23	23
Capital in excess of par value	3,893	4,001
Retained earnings	67,934	65,165
Accumulated other comprehensive loss	(15,343)	(14,898)
Repurchased common stock, in excess of par value (483 and 484 shares, respectively)	(38,305)	(38,248)
Total PepsiCo Common Shareholders’ Equity	18,202	16,043
Noncontrolling interests	118	108
Total Equity	18,320	16,151
Total Liabilities and Equity	$92,962	$92,377

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; costs associated with mergers, acquisitions, divestitures and other structural changes; gains associated with divestitures; asset impairment charges (non-cash); pension and retiree medical-related amounts (including all settlement and curtailment gains and losses); charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. Prior to the fourth quarter of 2021, certain immaterial pension and retiree medical-related settlement and curtailment gains and losses were not considered items affecting comparability. Pension and retiree medical-related service cost, interest cost, expected return on plan assets, and other net periodic pension costs will continue to be reflected in our core results. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2022 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 25, 2021. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2026 to take advantage of additional opportunities within the initiatives of the plan.

Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include merger and integration charges and costs associated with divestitures. Merger and integration charges include changes in fair value of contingent consideration, employee-related costs, contract termination costs and other integration costs. Divestiture-related charges reflect transaction expenses, including consulting, advisory and other professional fees.
Gain associated with the Juice Transaction
We recognized a gain associated with the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.
Russia-Ukraine conflict charges
In connection with the deadly conflict in Ukraine, we recognized charges related to property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs.
Brand Portfolio Impairment Charges
We recognized asset impairment charges as a result of management’s decision to discontinue or reposition certain brands.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs, as well as curtailment gains related to plan changes or resulting from the Juice Transaction.
Charge related to cash tender offers
As a result of the cash tender offers for some of our long-term debt, we recorded a charge primarily representing the tender price paid over the carrying value of the tendered notes and loss on treasury rate locks used to mitigate the interest rate risk on the cash tender offers.
Tax expense related to the TCJ Act
Tax expense related to the Tax Cuts and Jobs Act (TCJ Act) reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions, divestitures and other structural changes, and where applicable, the impact of an additional week of results every five or six years (53rd reporting week), including in our fourth quarter 2022 financial results. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2022 guidance
Our 2022 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes, the impact of the 53rd reporting week and foreign exchange translation. Our 2022 core effective tax rate guidance and 2022 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, and other items noted above. Our 2022 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2022 organic revenue growth to our full year projected 2022 reported net revenue growth because we are unable to predict the 2022 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2022 core effective tax rate to our full year projected 2022 reported effective tax rate and our full year projected 2022 core constant currency EPS growth to our full year projected 2022 reported EPS growth because we are unable to predict the 2022 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended March 19, 2022
(unaudited)

	12 Weeks Ended 3/19/2022
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	14%	—	—	14%	2	12
Quaker Foods North America	11%	—	—	11%	(1.5)	12
PepsiCo Beverages North America	5.5%	—	7	13%	4	8
Latin America	19%	3	1	22%	6	16
Europe	—%	8	2	11%	—	11
Africa, Middle East and South Asia	14%	2	2	18%	11	7
Asia Pacific, Australia and New Zealand and China Region	8%	1	0.5	9%	2	8
Total (a)	9%	1	3	14%	3	10
(a)Acquisitions and divestitures primarily reflect the Juice Transaction in PepsiCo Beverages North America and Europe.
(b)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(c)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change disclosed in the Summary First-Quarter 2022 Performance table on page 2, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 Weeks Ended March 19, 2022
(unaudited)

	12 Weeks Ended 3/19/2022
		Impact of Items Affecting Comparability								Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	4.5%	—	(1)	—	—	—	—	—	3%	—	3%
Quaker Foods North America	6%	—	—	—	—	—	—	—	6%	—	6%
PepsiCo Beverages North America	839%	—	(1)	10	(827)	—	—	—	21%	—	21%
Latin America	48%	—	2	—	—	—	—	—	50%	3.5	53%
Europe	(204)%	—	(3)	8	(234)	189	189	—	(55)%	5	(50)%
Africa, Middle East and South Asia	30%	—	—	—	—	—	—	—	30%	1.5	32%
Asia Pacific, Australia and New Zealand and China Region	3%	—	1	—	—	—	—	—	4%	1	5%
Corporate unallocated expenses	46%	(15)	—	7	—	—	—	—	37%	—	37%
Total Operating Profit	128%	(2)	—	3	(144)	10	10	—	6%	1	6%
Net Income Attributable to PepsiCo	149%	(2)	(1)	3	(167)	14	11	(1)	7%	1	8%
Net Income Attributable to PepsiCo per common share – diluted	148%	(2)	(1)	3	(167)	14	11	(1)	6%	1	7%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended March 19, 2022 and March 20, 2021
(in millions except per share amounts, unaudited)

	12 Weeks Ended 3/19/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$7,433	$8,767	$6,822	$(3,322)	$5,267	$134	$888	$4,261	$3.06	17.2%
Items Affecting Comparability
Mark-to-market net impact	33	(33)	79	—	(112)	—	(26)	(86)	(0.06)	(0.1)
Restructuring and impairment charges	(5)	5	(22)	—	27	—	6	21	0.02	—
Acquisition and divestiture-related charges	—	—	(50)	—	50	6	9	47	0.03	—
Gain associated with the Juice Transaction	—	—	—	3,322	(3,322)	—	(452)	(2,870)	(2.06)	4.5
Russia-Ukraine conflict charges	(140)	140	(101)	—	241	—	—	241	0.17	(1.0)
Brand Portfolio Impairment Charges	—	—	(241)	—	241	—	48	193	0.14	—
Pension and retiree medical-related impact	—	—	—	—	—	(16)	(4)	(12)	(0.01)	—
Core, Non-GAAP Measure (a)	$7,321	$8,879	$6,487	$—	$2,392	$124	$469	$1,795	$1.29	20.6%

	12 Weeks Ended 3/20/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$6,671	$8,149	$5,837	$2,312	$120	$451	$1,714	$1.24	20.7%
Items Affecting Comparability
Mark-to-market net impact	36	(36)	39	(75)	—	(17)	(58)	(0.04)	(0.1)
Restructuring and impairment charges	(2)	2	(35)	37	6	8	35	0.03	—
Acquisition and divestiture-related charges	—	—	10	(10)	—	(3)	(7)	(0.01)	—
Core, Non-GAAP Measure (a)	$6,705	$8,115	$5,851	$2,264	$126	$439	$1,684	$1.21	20.6%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended March 19, 2022 and March 20, 2021
(in millions, unaudited)

	12 Weeks Ended 3/19/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,296	$—	$3	$—	$—	$—	$—	$1,299
Quaker Foods North America	159	—	—	—	—	—	—	159
PepsiCo Beverages North America	3,434	—	3	37	(3,024)	—	—	450
Latin America	323	—	6	—	—	—	—	329
Europe	(136)	—	7	10	(298)	241	241	65
Africa, Middle East and South Asia	180	—	2	—	—	—	—	182
Asia Pacific, Australia and New Zealand and China Region	215	—	1	—	—	—	—	216
Corporate unallocated expenses	(204)	(112)	5	3	—	—	—	(308)
Total	$5,267	$(112)	$27	$50	$(3,322)	$241	$241	$2,392

	12 Weeks Ended 3/20/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,240	$—	$15	$2	$1,257
Quaker Foods North America	150	—	—	—	150
PepsiCo Beverages North America	366	—	4	1	371
Latin America	218	—	2	—	220
Europe	131	—	11	—	142
Africa, Middle East and South Asia	138	—	1	1	140
Asia Pacific, Australia and New Zealand and China Region	208	—	—	—	208
Corporate unallocated expenses	(139)	(75)	4	(14)	(224)
Total	$2,312	$(75)	$37	$(10)	$2,264
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended
	3/19/2022
Reported gross margin performance, GAAP measure	(87)	bps
Mark-to-market net impact	4
Restructuring and impairment charges	2
Russia-Ukraine conflict charges	87
Core gross margin performance, non-GAAP measure (a)	5	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended
	3/19/2022
Reported operating margin performance, GAAP measure	1,692	bps
Mark-to-market net impact	(18)
Restructuring and impairment charges	(9)
Acquisition and divestiture-related charges	37
Gain associated with the Juice Transaction	(2,050)
Russia-Ukraine conflict charges	149
Brand Portfolio Impairment Charges	149
Core operating margin performance, non-GAAP measure (a)	(51)	bps
Fiscal 2021 Diluted EPS Reconciliation

Year Ended
12/25/2021
Reported diluted EPS, GAAP measure	$5.49
Mark-to-market net impact	0.01
Restructuring and impairment charges	0.15
Acquisition and divestiture-related charges	(0.02)
Pension and retiree medical-related impact	0.01
Charge related to cash tender offers	0.49
Net tax related to the TCJ Act	0.14
Core diluted EPS, non-GAAP measure (a)	$6.26

(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2022 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.